Exhibit 99.1

PRESS RELEASE

ABH (NYSE, TSX)

US $

ABITIBIBOWATER ANNOUNCES SIGNING OF PROPOSAL

FOR SALE OF ONTARIO HYDRO ASSETS AND REAFFIRMS EXPECTATION OF SUBSTANTIAL IMPROVEMENT IN FOURTH QUARTER FINANCIAL RESULTS

MONTREAL, CANADA, December 22 , 2008 - AbitibiBowater Inc. today announced it has accepted a proposal for the sale of its equity interest in ACH Limited Partnership to a major industrial energy producer. ACH Limited Partnership was established to hold hydro-electric generating assets in Ontario, Canada by the Company's Abitibi-Consolidated Company of Canada subsidiary in April 2007. The Company owns a 75 percent equity interest in ACH Limited Partnership.

The proposal values the hydro assets, which have a combined capacity of 136.8 MW, at C$540 million. The resulting gross proceeds (excluding expenses) for AbitibiBowater would be C$197.5 million. As part of the transaction, the buyer would also assume C$250 million of ACH Limited Partnership's term debt.

"The signing of this proposal marks continued progress with our de-leveraging initiatives, "stated David J. Paterson, President and Chief Executive Officer of AbitibiBowater. "We look forward to continued de-leveraging progress as we implement additional measures to improve our free cash flow generation."

The non-binding proposal for the sale of the hydro-electric generating assets in Ontario is subject to due diligence, among other terms and conditions. While AbitibiBowater expects that a definitive agreement will be reached in the first quarter of 2009, no assurances can be provided as to when or if a definitive agreement will be executed.

The proposal does not include the sale of the Iroquois Falls or Fort Frances, Ontario mills. AbitibiBowater is pleased with the efforts both mills have made since the merger in lowering their costs. The mills remain competitive and the Company continues to look for investment opportunities to ensure that they remain competitive. AbitibiBowater is committed to keeping workers and local communities informed about the sale of ACH Limited Partnership as the process advances.

AbitibiBowater owns additional hydro assets, including an installed share of capacity of 363 MW in the Province of Quebec.

Q4 2008 Expectations

AbitibiBowater Inc. today also announced that it is reaffirming its guidance of significant improvement in fourth quarter financial performance.  The Company expects its fourth quarter operating income, excluding gains on asset sales, impairments and mill closure and other related charges, to be in the range of $65 million to $95 million compared to a $9 million loss for the third quarter of 2008.  The Company also expects its earnings before interest, taxes, depreciation and gains on asset sales, impairments and mill closure and other related charges (Adjusted EBITDA) to be in the range of $245 million to $275 million for the fourth quarter of 2008.  For the third quarter of 2008, Adjusted EBITDA was $175 million.

"This substantial improvement in the Company's operating performance is a result of our employees' efforts to achieve synergies as well as reductions in input costs," stated Paterson. "Our input costs, particularly energy and fiber, have declined dramatically this quarter.  We have also benefited from a weakening Canadian dollar.  Despite lower volumes, as evidenced by our production curtailments, we expect a substantial improvement in financial performance in 2009 compared to 2008".

Use of Non-GAAP Measures

This press release includes references to operating income (loss) before special items and Adjusted EBITDA, which are not recognized measures under United States generally accepted accounting principles ("GAAP").  The Company provides these non-GAAP financial measures to assist investors in assessing the current performance of its core cash operations in the same manner that management evaluates these operations. The Company believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies like AbitibiBowater, with substantial financial leverage.  However, these non-GAAP financial measures should not be considered as alternatives to cash flows from operations, as measures of liquidity or as alternatives to operating income (loss) or net income (loss), as indicators of the Company's operating performance or any other measures of performance in accordance with GAAP.  Readers are cautioned not to place undue reliance on these non-GAAP financial measures.

Other companies may define operating income (loss) before special items and Adjusted EBITDA differently and, as a result, the Company's non-GAAP financial measures may not be directly comparable to those of other companies. The Company has determined that it is not practical to provide a reconciliation of the Company's forecasted operating income (loss) before special items and Adjusted EBITDA to the most directly comparable GAAP measures because certain items, such as impairments, mill closure and other related charges, cannot be reasonably estimated or predicted at this time.

Operating income (loss) before special items is defined as operating income (loss) from the Company's consolidated statements of operations, excluding closure costs, impairment and other related charges, severance and merger-related costs, gains on dispositions of assets and other discretionary charges or credits.  A reconciliation of third quarter operating income (loss) before special items to GAAP operating income (loss) is included in the Company's November 6, 2008 earnings release for the third quarter, available on the Company's website.

Adjusted EBITDA is defined as EBITDA (net income (loss) before interest expense, interest income, income tax expense (benefit) and depreciation, amortization and cost of timber harvested) excluding gains on asset sales, impairments and mill closure and other related charges.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 25 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of old newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. AbitibiBowater's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange .

Contacts

Investors Duane Owens Vice President, Finance 864 282-9488	Media and Others Seth Kursman Vice President, Communications and Government Affairs 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the resulting gross proceeds of the sale for the Company, reaching a definitive agreement in the first quarter of 2009, developing a plan to mitigate the impact of the sale on our operations, expected earnings, improvements of our operating and financial performance, the continued momentum in our financial performance, our efforts to reduce costs, increase revenues and profitability, our assessments of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending, tax rates, and our business outlook and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "should," "would," "could," "may," "expect," "believe," "anticipate" and other terms with similar meaning indicating possible future events or potential impact on the business or stockholders of AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance.  These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include, but are not limited to, industry conditions generally and further growth in alternative media, the ability to finalize the ACH proposal on terms satisfactory to the Company within the announced time frame or at all, the prices under which the Company would be able to sell the assets, the ability to develop a plan to mitigate the sale of the hydro asset on mill operations, the impact of the global credit crisis on the Company's ability to meet its $1 billion debt reduction target, the Company's ability to divest assets on satisfactory terms, the Company's efforts to address its upcoming debt maturities, the Company's ability to refinance or amend the terms of its current indebtedness on satisfactory terms, the Company's ability to realize price increases, the Company's ability to obtain timely contributions to cost-reduction initiatives from unionized and salaried employees, the costs of raw materials such as energy, chemicals and fiber, the risk that the Company could fail to comply with NYSE continued listing requirements, which could result in immediate delisting of the Company's common stock, the risk that the Company could fail to achieve the financial projections set forth in this press release due to the foregoing factors and other unforeseen factors, and the success of the Company's continuing post-merger integration activities.

Additional factors are detailed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission (SEC) and the Canadian securities regulatory authorities, including those factors contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007, filed with the SEC on March 20, 2008, and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 14, 2008, under the caption "Risk Factors" in each respective report. All forward-looking statements in this news release are expressly qualified by information contained in the Company's filings with the SEC and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise any forward-looking information.